Exhibit 99.1

CAPSTEAD

Q1 2016 INVESTOR FACT SHEET

ABOUT US

Capstead is based in Dallas, Texas and is listed on the New York Stock Exchange (symbol CMO and CMOPRE). Having been formed in 1985, we hold the distinction of being the oldest publicly-traded mortgage REIT.

We invest in a leveraged portfolio of short-duration agency-guaranteed (i.e. Fannie Mae, Freddie Mac and Ginnie Mae) residential ARM securities that is appropriately hedged and can earn attractive risk-adjusted returns over the long term, with little, if any, credit risk. Duration is a measure of market price sensitivity to interest rate movements. A shorter duration generally indicates less interest rate risk.

Our short-duration strategy differentiates us from our peers because the adjustable-rate mortgages underlying our portfolio reset to more current interest rates within a relatively short period of time positioning us:

- to benefit from future recoveries in financing spreads that typically contract during periods of rising interest rates, and
- to experience smaller fluctuations in portfolio values from changes in interest rates compared to portfolios containing a significant amount of longer-duration ARM or fixed-rate mortgage securities.

QUALITY ASSETS

Agency-guaranteed residential mortgage securities are considered to have little, if any, credit risk, particularly given federal government support for Fannie Mae and Freddie Mac. These mortgage investments are highly liquid and can be financed with multiple funding providers through standard repurchase arrangements.

CONSERVATIVELY FINANCED

We leverage our portfolio to provide the financial flexibility needed to successfully manage through periods of changing market conditions, and we have long-standing relationships with numerous lending counterparties. Our use of interest rate swap agreements helps further mitigate the effects of rising short-term interest rates.

EXPERIENCED MANAGEMENT IN A STOCKHOLDER FRIENDLY STRUCTURE

Our top four executive officers have over 100 years of combined mortgage finance industry experience. We are internally-managed with low operating costs and a strong focus on performance-based compensation. This structure greatly enhances the alignment of management interests with those of our stockholders.



Long-term Investment Capital
(in millions)
Long-term Unsecured Borrowings
Preferred Stock
Common Stock
$1,595
$1,464
$1,489
$1,396
$1,381
$98
$197
$1,086
2012
2013
2014
2015
2016*



Portfolio Leverage*
$12.62 Billion
$1.38 Billion
9.14:1
Portfolio Leverage
Secured Borrowings divided by Long-Term Investment Capital



Total Assets
(in millions)
$14,467
$14,014
$14,387
$14,446
$14,110
2012
2013
2014
2015
2016*

*As of March 31, 2016

Capstead Mortgage Corporation
www.capstead.com / NYSE:CMO

8401 North Central Expressway / Suite 800 / Dallas, TX 75225-4404
800.358.2323 / invrel@capstead.com

Q1 2016 INVESTOR FACT SHEET

CAPSTEAD

FIRST QUARTER HIGHLIGHTS

- Generated earnings of $27.4 million or $0.25 per diluted common share
- Paid common dividend of $0.26 per common share
- Book value decreased 1.5%, or $0.17, to $11.25 per common share
- Financing spreads on residential mortgage investments unchanged at 0.90%
- Agency-guaranteed ARM portfolio and leverage ended the quarter at $13.84 billion and 9.14 times long-term investment capital, respectively

QUARTERLY RESULTS

(In thousands, except per share data)	March 2016	December 2015	September 2015	June 2015	March 2015
Interest income	$59,692	$57,578	$49,573	$50,440	$58,739
Interest expense	(28,559)	(26,024)	(24,394)	(22,220)	(21,337)
Net interest margin	31,133	31,554	25,179	28,220	37,402
Salaries and benefits	(1,157)	(1,136)	(1,104)	(1,103)	(1,049)
Short-term incentive compensation	(1,422)	(1,166)	(1,424)	(830)	(692)
Long-term incentive compensation	(645)	(325)	(536)	(227)	(608)
Other general and administrative expense	(1,169)	(1,170)	(1,309)	(1,170)	(1,149)
Miscellaneous other revenue (expense)	613	600	261	54	53
	(3,780)	(3,197)	(4,112)	(3,276)	(3,445)
Net income	**$27,353**	**$28,357**	**$21,067**	**$24,944**	**$33,957**
Net income per diluted common share	0.25	0.26	0.18	0.22	0.32
Dividend per common share	0.26	0.26	0.26	0.31	0.31
Common shares outstanding (EOQ)	95,947	95,825	95,825	95,790	95,812

Analysts

Firm	Rating [a]
Deutsche Bank	Hold
JMP Securities LLC	Market Perform
KBW	Market Perform
Wells Fargo	Market Perform

Ownership

Institution	% of Shares Outstanding [b]
BlackRock Fund Advisors	10.44
The Vanguard Group, Inc.	7.41
Thornburg Investment Management, Inc.	4.83
J.P. Morgan Investment Management, Inc.	4.00
Paradice Investment Management Pty., LTD	3.37
Northern Trust Investments, Inc.	2.82
State Street Global Advisors (SSgA)	2.44
Jennison Associates, LLC	2.29
WEDGE Capital Management, LLP	1.85
American Century Investment Management, Inc.	1.65

Common Stock Information

NYSE Ticker:	CMO
Price as of 5/2/2016:	$9.62
52 week High/Low:	$11.97 – $7.48
1Q Dividend:	$0.26
Dividend Yield (annualized):	10.8%
1Q Avg Daily Vol:	1,001,922 shares

Series E Preferred Stock Information

NYSE Ticker:	CMO-PRE
Price as of 5/2/2016:	$24.30
Redemption Preference:	$25.00
Liquidation Preference:	$25.00
Annualized Dividend:	$1.875
Dividend Yield:	7.7%

Continuous Offering Program

When conditions warrant, we make use of at-the-market, continuous offering programs to raise additional common and preferred equity capital.

Common Stock Repurchase Program

On January 27, 2016 Capstead's Board authorized the repurchase of up to $100 million in common stock when such repurchases are deemed appropriate relative to portfolio reinvestment options and liquidity needs.

Average Financing Spreads on Residential Mortgage Investments

(in basis points)


138
107
117
89
90
FY12
FY13
FY14
FY15
FY16*

*As of March 31, 2016

(a) As of May 2, 2016.
(b) Based on available findings as of May 2, 2016 and shares outstanding as of December 31, 2015.

Capstead Mortgage Corporation
www.capstead.com / NYSE:CMO

8401 North Central Expressway / Suite 800 / Dallas, TX 75225-4404
800.358.2323 / invrel@capstead.com